SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2003

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225

(State or Other Jurisdiction	(Commission File)	(IRS Employee
of Incorporation)	Number)	Identification No.)

5655 Spalding Drive, Norcross, GA	30092

(Address of Principal Executive Offices)	(Zip Code)

(678) 728-2000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

     Beginning in 2003, for management purposes the operations of the Company’s subsidiaries were organized into four primary operating segments: Research Products (“Research”), Cell Culture Products (“Cell Culture”), Diagnostic Products (“Diagnostics”) and Therapeutic Products (“Therapeutics”). These segments are based primarily on the differing production, manufacturing and other value-added processes performed by the Company with respect to the products and, to a lesser extent, the differing end use and customer bases to which each reportable segment sells its products. During 2002, for management purposes the operations of the Company’s subsidiaries were organized into three primary operating segments: Biotechnology and Molecular Biology Products (“Biotech”), Diagnostic Products and Life Science Reagents (“Diagnostics”) and Therapeutic Products (“Therapeutics”). Prior to 2002, the Company reported only two operating segments, Therapeutics and Diagnostics.

     As a result of its decision to organize into new segments, the Company is amending Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations, as previously filed in its Annual Report on Form 10K for its fiscal year ended December 29, 2002. A copy of the amended Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations is attached as Exhibit 99.2.

     The Company is also amending Item 6 — Selected Financial Data, as previously filed in its Annual Report on Form 10-K for its fiscal year ended December 29, 2002 to reclassify certain items to conform to the 2003 presentation. A copy of the amended Item 6 — Selected Financial Data is attached as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The Company has amended Note 12 of its 2002 audited financial statements, Segment and Geographic Information, to conform to its new operating segments as discussed in Item 5 above. The Company’s 2002 audited financial statements are attached as Exhibit 99.3.

(c)  Exhibits.

The following Exhibits are filed as part of this Report to the extent described in Item 5 and 7.

Exhibit No.	Description of Exhibits

23.1	Consent of Deloitte & Touche LLP

99.1	Amended Item 6 Annual Report on Form 10-K for the fiscal year ended December 29, 2002 — Selected Financial Data.

99.2	Amended Item 7 Annual Report on Form 10-K for the fiscal year ended December 29, 2002 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Amended Item 8 Annual Report on Form 10-K for the fiscal year ended December 29, 2002 – Financial Statements and Supplemental Data on Form 10-K for the fiscal year ended December 29, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serologicals Corporation

(Registrant)

Date: August 8, 2003	By:	/s/ Harold W. Ingalls

Harold W. Ingalls,
Vice President of Finance and
Chief Financial Officer